UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14A-11(c) or §240.14A-12
 Image Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)
Lions Gate Entertainment Corp.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On September 18, 2006, Lions Gate Entertainment Corp. sent a letter to the stockholders of the Company. A copy of the letter is filed herewith as Exhibit 1, and the letter has been posted on http://www.votetoimproveimage.com.
IMPORTANT INFORMATION
The Reporting Person filed a proxy statement with the Securities and Exchange Commission on September 5, 2006 and an accompanying proxy card to be used to solicit proxies for the election of the Nominees at the 2006 Annual Meeting.
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE REPORTING PERSON FROM STOCKHOLDERS OF THE COMPANY FOR USE AT THE 2006 ANNUAL MEETING, BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. THE DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY IS AVAILABLE AT NO CHARGE AT THE COMMISSION’S WEBSITE AT HTTP://WWW.SEC.GOV. INFORMATION RELATING TO THE REPORTING PERSON AND THE NOMINEES AND THEIR DIRECT AND INDIRECT INTERESTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PROXY STATEMENT FILED BY THE REPORTING PERSON WITH THE SECURITIES AND EXCHANGE COMMISSION.
Information relating to the nominees is contained in the Schedule 14A filed by the Reporting Person on September 5, 2006.